UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2025
CANOO INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38824	83-1476189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)
(424) 271-2144
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock	GOEVW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership
On January 17, 2025, Canoo, Inc. (the “Company”) and certain of its subsidiaries, including Canoo Technologies Inc., EV US Holdco Inc., EV Global Holdco LLC, Canoo Sales, LLC and Canoo Manufacturing, LLC (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), filed for liquidation under Chapter 7 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), located in Wilmington, Delaware.

A Chapter 7 trustee will be appointed by the Bankruptcy Court and will assume control over the assets and liabilities of the Company and other Debtors, effectively eliminating the authority and powers of the Board of Directors of the Company and its executive officers to act on behalf of the Company. The assets of the Debtors will be liquidated and claims paid in accordance with the Bankruptcy Code.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information in Item 1.03 is hereby incorporated by reference herein to the extent required.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 17, 2025

CANOO INC.

By:	/s/ Kunal Bhalla
Kunal Bhalla
Chief Financial Officer